Exhibit 10.25

LICENSE AGREEMENT BETWEEN CLEMSON UNIVERSITY RESEARCH FOUNDATION AND Organovo, Inc. CURF #01-025 Patent# 7,051,654 Entitled "Ink-Jet Printing of Viable Cells" CURF License Agreement #

License Agreement between the Clemson University Research Foundation and Organovo, Inc.

This Agreement is made and entered into by and between the Clemson University Research Foundation, a corporation duly organized and existing under the laws of South Carolina and having its principal office at 91 Technology Drive, AMRL Building, Anderson, South Carolina 29625 (hereinafter referred to as "CURF") and Organovo, Inc., a corporation duly organized under the laws of Delaware and having its principal office at 5871 Oberlin Dr., Suite 150, San Diego, CA 92121 (hereinafter referred to as "LICENSEE"). CURF and LICENSEE shall herein also be referred to collectively as "PARTIES" or individually as "PARTY."

WITNESSETH

WHEREAS, Clemson University (hereinafter referred to as "UNIVERSITY") is the assignee of certain TECHNOLOGY (as later defined herein) and PATENT RIGHTS (as later defined herein) developed at UNIVERSITY;

WHEREAS, CURF is organized and operates exclusively for the benefit of, to perform the functions of or to carry out specific purposes of UNIVERSITY, including but not limited to promoting and encouraging scientific research at UNIVERSITY and transferring and licensing technology developed at UNIVERSITY. CURF is responsible for the management and protection of and is authorized to enter into license agreements for intellectual property developed at UNIVERSITY;

WHEREAS, CURF and UNIVERSITY desire to have TECHNOLOGY and PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license hereunder; and

WHEREAS, LICENSEE desires to obtain an exclusive royalty -bearing license to use TECHNOLOGY, to practice under PATENT RIGHTS, and to manufacture, use and sell in the commercial market the products made in accordance therewith upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the PARTIES hereto agree as follows:

ARTICLE 1 -DEFINITIONS

1.1
"CONFIDENTIAL     INFORMATION"     means     all     information    pertaining    to TECHNOLOGY and /or  PATENT RIGHTS   unless  and  until  the  TECHNOLOGY  and any   pending   patent   applications  under   the   PATENT   RIGHTS  are  described    in  or encompassed  by  a  published   U .S.  or foreign  patent  application or  issued  patent.  This information shall be deemed confidential.

1.2	"EFFECTIVE DATE" means the date of the last signature of an authorized officer or representative of the PARTIES affixed hereto below.

1.3	"FIELD OF USE" means all fields

1.4	"GOVERNMENT" means the United States Government or any agency thereof .

License Agreement between the Clemson University Research Foundation and Organovo, Inc.

1.5	"INVENTOR(S)" means and includes Thomas Boland, Tao Xu, William C. Wilson Jr.

1.6
"LICENSED PRODUCT" or "LICENSED PRODUCTS" means any PROCESS or PRODUCT, or any combination thereof, made, having been made, sold, used, leased, provided and/or imported by LICENSEE or its SUBLICENSEES.

1.7	[***].

1.8	"NON-COMMERCIAL RESEARCH PURPOSES" means the use or practice of the licensed TECHNOLOGY or PATENT RIGHTS for academic, research and all other not for-profit or scholarly purposes.

1.9
"PATENT RIGHTS" shall mean (a) any U.S. patents and/or patent applications (including provisional applications) listed in Appendix A; (b) any continuations, divisions, and claims of U.S. continuations-in-part thereof; (c) any patents which issue on any of the foregoing applications including patents resulting from extensions, reissues or re-examinations thereof; and (d) any and all foreign patents and/or patent applications resulting from or corresponding to the U.S. patents and/or patent applications described in (a), (b), or (c) above, which will be automatically incorporated in and added to this Agreement and shall periodically be added to Appendix A.

1.10	"PROCESS" or "PROCESSES" means any process, procedure or method that is covered in whole or in part by a VALID CLAIM contained in PATENT RIGHTS.

1.11	"PRODUCT" or "PRODUCTS" means any product or part thereof that is (a) covered in whole or in part by a VALID CLAIM contained in PATENT RIGHTS; or (b) is manufactured by using a PROCESS.

1.12	"SERVICE" means any service that incorporates or uses PRODUCTS or PROCESSES.

1.13
"SUBLICENSEE" means a third party to which LICENSEE has granted a sublicense in accordance with the terms of this Agreement to make, have made, use, lease, sell, import and/or provide LICENSED PRODUCTS.

1.14	"TECHNOLOGY" means the invention described in CURF Ref. 01-025, dated 8118/2000, entitled "Protein Jet Printing onto Solid Substrata."

1.15	"TERRITORY" means worldwide

1.16
"VALID CLAIM" means (a) a claim of an issued, unexpired patent which has not been held invalid or unenforceable by a final, un-appealable decision of a court or other governmental agency of competent jurisdiction and which has not been admitted to be invalid through reissue, disclaimer or otherwise; or (b) any claim of a pending patent application.

License Agreement between the Clemson University Research Foundation and Organovo, Inc.

ARTICLE 2 -GRANT

2.1
CURF hereby grants to LICENSEE, subject to the terms and conditions of this Agreement, the exclusive right and license for the FIELD OF USE in the TERRITORY to use TECHNOLOGY, to practice under PATENT RIGHTS, and to make, have made, use, lease, sell, provide and/or import LICENSED PRODUCTS until the end of the term for which PATENT RIGHTS are granted, all to the extent not prohibited by other patents, unless terminated earlier hereunder.

2.2	The grant in Section 2.1 shall be subject to, restricted by and non-exclusive with respect to:

(a)
The reserved rights of CURF, for itself and for UNIVERSITY, to practice the licensed PATENT RIGHTS and use TECHNOLOGY for any NON-COMMERCIAL RESEARCH PURPOSES, including sponsored research and collaborations, and the right to extend these reserved rights to INVENTOR(S), any non-profit academic or research institution or organization, and any successor(s) of CURF or UNIVERSITY. LICENSEE agrees that, notwithstanding any other provisions of this Agreement, it hasno right to enforce the licensed PATENT RIGHTS against CURF, UNIVERSITY, or any institution or INVENTOR(S) that are granted rights m accordance with this Section 2.2.

(b)
Any non-exclusive license of TECHNOLOGY that CURF is required by law or regulation to grant to the GOVERNMENT or to a foreign country pursuant to an existing or future treaty with the United States of America.

(c)
Any rights of GOVERNMENT or any restrictions or obligations that may be imposed for any TECHNOLOGY or PATENT RIGHTS developed with the support of GOVERNMENT as provided in United States laws and regulations and in its contract(s) with CURF, UNIVERSITY and/or any of the INVENTOR(S).

2.3
The provisions of this Agreement shall not be construed in such a manner as to restrict the ability of CURF or that of its licensees or assigns to use TECHNOLOGY or to practice under PATENT RIGHTS outside of the FIELD OF USE or in the FIELD OF USE outside TERRITORY for any commercial or non-commercial purposes.

2.4
LICENSEE agrees that the right of publication of TECHNOLOGY shall reside with UNIVERSITY. CURF shall use its best efforts to provide a copy of each proposed publication to LICENSEE for pre-publication review at least thirty (30) days before submission to a publisher. If LICENSEE identifies potentially patentable subject matter in any such publication, and so notifies CURF, then CURF shall notify INVENTOR(S) and shall use its best efforts to delay submission and publication for up to a combined maximum of ninety (90) days or until a patent application has been filed for such subject matter, whichever occurs first. Such review will in no way be construed as a right to restrict such publication.

License Agreement between the Clemson University Research Foundation and Organovo, Inc.

2.5
This Agreement, unless terminated earlier pursuant to Article 13, shall terminate on the expiration of the last to expire patent under PATENT RIGHTS, whereupon the exclusive licenses granted hereunder shall be fully paid and LICENSEE and SUBLICENSEES shall be free to develop, make, have made, use, sell, have sold, practice or provide LICENSED PRODUCTS without further duties or responsibilities to CURF.

2.6
LICENSEE shall have the right to enter into sublicensing agreements for the rights, privileges and license granted hereunder with respect to the use of TECHNOLOGY and the practice of PATENT RIGHTS within TERRITORY and in the FIELD OF USE provided that LICENSEE is not in default of its obligations hereunder. Upon any termination of this Agreement, SUBLICENSEE's rights shall also terminate, subject to Section 13.8 hereof. No sublicense shall relieve LICENSEE of any of its obligations under this Agreement. LICENSEE has no obligation to enter into any such sublicensing agreement.

2.7	LICENSEE agrees that any and all sublicenses granted by it shall be subject to thisAgreement in all respects and each such sublicense shall:

(a)	Include a requirement that the SUBLICENSEE use its best efforts to bring the subject matter of the sublicense into commercial use as quickly as is reasonably possible;

(b)
Include copies of Articles 2, 5, 7, 8, 9, 10, 11, 12, 13 and 15 of this Agreement and shall provide that the obligations of LICENSEE to CURF contained in such Articles shall be binding upon the SUBLICENSEE as if it were a party to this Agreement;

(c)	Prohibit further sublicensing by the SUBLICENSEE; and

(d)	Contain a provision stating that CURF shall be an intended third-party beneficiary of such sublicense agreement.

2.8
LICENSEE agrees to forward to CURF a copy of any and all sublicenses (including, without limitation, all amendments and addenda) granted hereunder within thirty (30) days of execution by the parties thereto.

2.9
LICENSEE shall not receive from SUBLICENSEES anything of value in lieu of cash payments as consideration for any sublicense under this Agreement without the express prior written permission of CURF, such permission shall not be unreasonably withheld.

2.10
LICENSEE's failure to perform in accordance with any and all of these Sections relating to sublicenses with regard to a particular sublicense shall render such attempted sublicense void, shall constitute a material breach of this Agreement and shall be grounds for CURF to terminate this Agreement pursuant to Section 13.5 herein.

2.11
CURF shall have no obligation to provide LICENSEE with technical information concerning TECHNOLOGY or PATENT RIGHTS or to provide technical assistance in the development or commercialization of TECHNOLOGY or PATENT RIGHTS. In the event that LICENSEE requires technical assistance with respect to the activities conducted by LICENSEE pursuant to this Agreement, obtaining such technical assistance (whether from the INVENTOR(S) or otherwise) shall be the responsibility of LICENSEE and at the expense of LICENSEE.

License Agreement between the Clemson University Research Foundation and Organovo, Inc.

2.12	The license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not specifically set forth in Appendix A.

ARTICLE 3 - DILIGENCE

3.1
LICENSEE shall use its best efforts to bring one or more LICENSED PRODUCTS to market through a thorough, vigorous and diligent program for exploitation of PATENT RIGHTS and to continue active, diligent marketing efforts for one or more LICENSED PRODUCTS throughout the life of this Agreement.

3.2	LICENSEE shall adhere to the following performance milestones:

(a)
LICENSEE shall deliver to CURF within thirty (30) days of the EFFECTIVE DATE of this Agreement a commercialization plan showing the amount of money, number and kind of personnel, and time budgeted and planned for each phase of development of LICENSED PRODUCT.

(b)	[***].

(c)	[***].

(d)	[***].

ARTICLE 4 -CONSIDERATION

4.1	For the rights, privileges and license granted hereunder, LICENSEE shall pay to CURFuntil expiration or termination of this Agreement the following:

(a)	A License Issue [***].

The License Issue Fee shall be payable in 4 quarterly payments according to the schedule here described.

i.	The first payment [***] USD) will be due immediately upon the EFFECTIVE DATE

License Agreement between the Clemson University Research Foundation and Organovo, Inc.

ii.	The second payment [***] will be due on or before August 31st 2011.

iii.	The third payment will be will be due on or before the December 31st, 2011.

iv	. The final payment will be due on or before April 31st, 2012.

(b)	LICENSEE and CURF agree to execute the convertible equity promissory note with a principal value of [***], attached hereto as APPENDIX D.

(c)	Running Royalties in the amount equal to a percentage of NET REVENUES

i.	For annual NET REVENUES [***] of NET REVENUES

ii.	For annual NET REVENUES [***] of NET REVENUES
(d)	An Annual Minimum Royalty in the amount here described during the term of thisAgreement.

i.	An Annual Minimum Royalty in the amount of [***] payable on or before January 1, 2014.

ii.	An Annual Minimum Royalty in the amount of [***]payable on and on or before January 1, 2015

iii.	An Annual Minimum Royalty per year in the amount of [***] pay able on January 1, 2016, and on or before January 1 of each year thereafter during the term of this agreement

AnnualMinimum Royalties paid each year shall be creditable against Running Royalties (defined above) earned and payable in the same calendar year. Annual Minimum Royalties paid in excess of Running Royalties earned and payable in a given calendar year shall not be creditable against Running Royalties in future years.

(e)	In addition to Running Royalties, [***] received from third parties, including SUBLICENSEES, in consideration for sublicensing rights to LICENSED PRODUCTS.

4.2
Any amount due to CURF as a result of each LICENSED PRODUCT made, having been made, used, sold, rented, leased, imported or provided pursuant to the license rights granted by this Agreement shall accrue at the time LICENSEE or SUBLICENSEE leases, bills, invoices, ships or receives payment, whichever shall occur first, for such

License Agreement between the Clemson University Research Foundation and Organovo, Inc.

LICENSED PRODUCT. All amounts accrued for the benefit of CURF shall be deemed held in trust for the benefit of CURF until payment of such amounts is made to CURF.

4.3	All payments due hereunder shall be paid in full, without deduction of taxes or other fees that may be imposed, except as otherwise provided in Section 1.7.

4.4
No multiple royalties shall be payable because any LICENSED PRODUCT, its manufacture, use, lease, provision or sale are or shall be covered by more than one issued patent or patent application in PATENT RIGHTS licensed under this Agreement.

4.5
Amounts payable to CURF hereunder shall be paid in United States dollars in Anderson, South Carolina, or at such other place as CURF may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made using the exchange rate reported in the Wall Street Journal on the last business day of the calendar reporting period to which such payments relate.

4.6	LICENSEE's failure to make any payment under this Article 4 shall be grounds forCURF to terminate this Agreement pursuant to Section 13.3.

4.7
Any undisputed amount owed by LICENSEE to CURF shall, if overdue, bear interest at a rate of five percent (5%) after sixty (60) days of the due date specified in the Agreement.. LICENSEE shall also pay all reasonable collection costs incurred by CURF in obtaining payment of past due amounts, including reasonable attorney's fees. The payment of such interest shall not foreclose CURF from exercising any other rights it may have as a consequence of the lateness of any payment.

ARTICLE 5 - REPORTS AND RECORDS

5.1
LICENSEE shall submit a Licensee Information Form attached hereto as Appendix B within ten (10) days of the Effective Date of this Agreement and shall verify and update the information annually within 30 days of notice from CURF.

5.2
No later than sixty (60) days after December 31 of each calendar year, LICENSEE shall provide to CURF a written annual progress report describing progress by LICENSEE and any SUBLICENSEES on research and development, regulatory approvals, manufacturing, sublicensing, marketing, and sales during the preceding twelve (12) month period ending December 31 and plans for the forthcoming year. If multiple technologies are covered by the license granted hereunder, the progress report shall provide the information set forth above for each technology . LICENSEE also shall provide any additional data CURF reasonably requires to evaluate LICENSEE's performance and compliance with the terms of this Agreement.

5.3
LICENSEE, within sixty (60) days after June 30 and December 31 of each year, shall submit to CURF a Royalty Report attached hereto as Appendix C. The first such Royalty Report shall be due within sixty (60) days after December 31st, 2011 and shall include all information since the Effective Date of this Agreement. With each Royalty Report submitted, LICENSEE shall pay to CURF the royalties due and payable under this Agreement. If no royalties shall be due, LICENSEE shall so report.

License Agreement between the Clemson University Research Foundation and Organovo, Inc.

5.4
LICENSEE, within ninety (90) days following the close of its fiscal year, shall provide to CURF LICENSEE's financial statements for the preceding fiscal year including, at a minimum, a balance sheet and income statement.

5.5
LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amount payable to CURF hereunder.The books of account shall be kept at LICENSEE's principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. The books and the supporting data shall be open at all reasonable times for five (5) years following the end of the calendar year to which they pertain to the inspection of CURF or its agents for the purpose of verifying LICENSEE's royalty statement or compliance in other respects with this Agreement. Should such inspection lead to the discovery of a shortage equal to or greater than five percent (5%) of the total amount due in the period under audit, LICENSEE shall promptly reimburse CURF for the full cost of such inspection, the shortage and an interest of five percent (5%) on any shortage due.

ARTICLE6 -PATENT PROSECUTION

6.1
CURF shall , be responsible for the maintenance of any and all applications and patents included in the PATENT RIGHTS. CURF shall consult with LICENSEE as to the maintenance of such applications and patents and shall furnish to LICENSEE copies of documents relevant to any such maintenance. CURF and LICENSEE shall cooperate fully in determining, in a timely manner, the countries in which patent protection shall be maintained. Each PARTY shall provide to the other prompt notice as to all matters that come to its attention and which may affect the maintenance of any such patents. In particular, LICENSEE will immediately notify CURF if LICENSEE or a SUBLICENSEE does not qualify as a "small entity" as provided by the United States Patent and Trademark Office.

6.2
Payment of all fees and costs relating to the preparation, filing, prosecution and maintenance of PATENT RIGHTS shall be reimbursed by the LICENSEE, whether such fees and costs were incurred before or after the date of this Agreement. Such reimbursements for expenses accrued prior to the EFFECITVE DATE, as detailed in APPENDIX E are due according to the following schedule:

(a)	Fifty percent (50%) of patent fees related to PATENT RIGHTS accrued prior to the EFFECTIVE DATE are due on the EFFECTIVE DATE.

(b)	The remaining fifty percent (50%) of patent fees related to PATENT RIGHTSaccrued prior to the EFFECTIVE DATE are due on or before June 301 2011.

Suchreimbursements for expenses accrued on or after EFFECTIVE DATE shall be made within thirty (30) day of receipt of invoice from CURF, and, if overdue, shall be subjectto late charges as provided in Section 4.7. The exact amount of such expenses accrued to date are specified in APPENDIX E. No additional costs beyond that should be born without written approval of LICENSEE, except maintenance fees in existing jurisdictions, or which an estimated forward projection should be provided.

6.3
In the event LICENSEE elects to discontinue maintenance of any patent issued thereon, or if LICENSEE elects not to continue to pay the patent expenses under the PATENT RIGHTS, in any country, LICENSEE shall notify CURF no later than thirty (30) days prior to any applicable statutory bar date or response due date. From and after the date of such notice:

(a)	LICENSEE and its SUBLICENSEES shall have no rights, privileges or license in the specified country(ies) under this Agreement;

(b)	LICENSEE shall have no responsibility for expenses incurred in preparation, filing, prosecution and maintenance of PATENT RIGHTS in the specified country(ies);

(c)	LICENSEE agrees that it will not thereafter manufacture, use, sell or provideLICENSED PRODUCTS in the specified country(ies); and

(d)	The specified country(ies) will be automatically deleted from TERRITORY.

6.4	All patent applications and issued patents contained in PATENT RIGHTS shall be owned by UNIVERSITY or CURF.

ARTICLE 7- INFRINGEMENT

7.1	Each PARTY shall inform the other PARTY promptly in writing of any alleged infringement of PATENT RIGHTS by a third party and any available evidence thereof.

7.2
During the term of this Agreement, LICENSEE shall have the first right, but shall not be obligated to prosecute at its own expense, all infringements or misappropriations of TECHNOLOGY. LICENSEE may, for such purposes, include CURF as party plaintiff, if necessary, without expense to CURF. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of CURF, which consent shall not unreasonably be withheld. The total cost of any such infringement or misappropriation action commenced or defended solely by LICENSEE shall be borne by LICENSEE, and LICENSEE shall keep any recovery or damages for past infringement or misappropriation derived therefrom subject to the payment of a percentage on any recoveries net of costs and expenses as an "other payment" in accordance with Section 4. l(e). LICENSEE shall indemnify CURF against any order for costs that may be made against CURF in such proceedings.

7.3
If within three (3) months after having been notified of any alleged infringement, LICENSEE is unsuccessful in persuading the alleged infringer to desist and has not brought or is not diligently pursuing an infringement action or if LICENSEE notifies CURF at any time prior thereto of its intention not to bring suit against any alleged infringer, then, and in those events only, CURF shall have the right, but shall not be obligated,to prosecute at its own expense all infringements or misappropriations of TECHNOLOGY and CURF may, for such purposes, include LICENSEE as a party plaintiff in any such suit, without expense to LICENSEE. The total cost of such infringement action commenced or defended solely by CURF shall be borne by CURF and CURF shall keep any recovery or damages for past infringement derived therefrom.

License Agreement between the Clemson University Research Foundation and Organovo, Inc.

7.4
In the event that LICENSEE shall undertake the enforcement and/or defense of the TECHNOLOGY by litigation, LICENSEE may withhold up to fifty percent (50%) of the payments otherwise due CURF under Article 4 hereunder and apply the same toward payment of up to half of LICENSEE's expenses, including reasonable attorney 's fees, in connection therewith. LICENSEE shall modify the Royalty Report form to reflect any withholdings. Any recovery of damages by LICENSEE for each such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to such suit, and next toward reimbursement of CURF for any payments under Article 4 past due or withheld and applied pursuant to this Section 7.4. LICENSEE shall keep the balance remaining from any such recovery subject to the payment of a percentage as an "other payment" in accordance with Section 4.1(e).

7.5
In any infringement or misappropriation suit that either PARTY may institute to enforce the PATENT RIGHTS pursuant to this Agreement, the other PARTY hereto shall, at the request and expense of the PARTY initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like.

7.6
LICENSEE, during the exclusive period of this Agreement, shall have the sole right in accordance with the terms and conditions herein to sublicense any alleged infringer for the FIELD OF USE for future use of the PATENT RIGHTS. Any upfront fees as pm1 of such a sublicense shall be treated pursuant to Article 4.

ARTICLE 8 - LIABILITY AND INDEMNIFICATION

8.1
LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold INVENTOR(S) and CURF, UNIVERSITY, and their trustees, directors, officers, employees and affiliates harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorney's fees related to third party claims, arising out of injury, including death, to any person or persons or out of any damage to property, resulting from the production, manufacture, sale, use, lease, consumption, provision or advertisement of the LICENSED PRODUCTS or arising from any obligation of LICENSEE hereunder, excepting only claims that PATENT RIGHTS infringe third party intellectual property.

8.2
LICENSEE shall obtain and carry in full force and effect commercial , general liability insurance that shall protect LICENSEE, CURF, INVENTOR(S) and UNIVERSITY with respect to events covered in Section 8.1. Such insurance shall be written by a reputable insurance company authorized to do business in the state of South Carolina, shall list CURF, INVENTOR(S) and UNIVERSITY as additional named insureds thereunder, shallbe endorsed to include product liability coverage and shall require thirty (30) days written notice to be given to CURF prior to any cancellation or material change thereof. The limits of such insurance shall not be less than one million U.S. dollars ($1,000,000.00) per occurrence with an aggregate of two million U.S. dollars ($2,000,000.00) for personal injury or death and not be less than one million U.S. dollars ($1,000,000.00) per occurrence with an aggregate of two million U.S. dollars ($2,000,000.00) for property damage. LICENSEE shall provide CURF with Certificates of Insurance evidencing the same within thirty (30) days of the EFFECTIVE DATE of this Agreement.

License Agreement between the Clemson University Research Foundation and Organovo, Inc.

8.3
Except as otherwise expressly set forth in this Agreement, INVENTOR(S) and CURF, UNIVERSITY, and their trustees, directors, officers, employees and affiliates make no representations and extend no warranties of any kind, either express or implied, including but not limited to warranties of merchantability, fitness for a particular purpose, validity of PATENT RIGHTS claims, issued or pending, and the absence of latent or other defects, whether or not discoverable. Nothing in this Agreement shall be construed as a representation made or warranty given by CURF that the practice by LICENSEE of the license granted hereunder shall not infringe the patent, copyright, trademark or other intellectual property rights of any third party. In no event shall INVENTOR(S) and CURF, UNIVERSITY, and their trustees, directors, officers, employees, and affiliates be liable for incidental or consequential damage of any kind, including economic damage or injury to property and lost profits, regardless of whether INVENTOR(S), CURF or UNIVERSITY shall be advised, shall have other reason to know or in fact shall know of the possibility.

8.4
In no event shall LICENSEE, its directors, officers, employees, or affiliates be liable for incidental or consequential damages arising out of any of the te1ms or conditions of this Agreement, or with respect to their performance or lack thereof.

8.5
CURF shall have no liability to LICENSEE for any use of TECHNOLOGY or PATENT RIGHTS by a third party (including but not limited to UNIVERSITY and its employees) that is not specifically authorized in writing by CURF, and such use shall not constitute a breach of this Agreement.

ARTICLE 9 - EXPORT CONTROLS

9.1
It is understood that CURF is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of GOVERNMENT and /or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency.CURF neither represents that a license shall not be required nor that, if required, it shall be issued.

License Agreement between the Clemson University Research Foundation and Organovo, Inc.

ARTICLE10- CONFIDENTIALITY AND NON-USE OF NAMES

10.1
LICENSEE and its employees, agents and contractors shall maintain in confidence all CONFIDENTIAL INFORMATION furnished to LICENSEE or its employees, agents or contractors by any of the INVENTOR(S), CURF or UNIVERSITY or by persons, offices or facilities of CURF or UNIVERSITY in connection with this Agreement. Neither LICENSEE nor any of its respective employees, agents or contractors shall use CONFIDENTIAL INFORMATION for any purpose except in connection with the exercise of the license granted hereunder. Only those employees, agents and contractors of LICENSEE who are subject t0 a preexisting, written obligation of confidentiality shall be assigned to perform duties that involve the use of or require access to such CONFIDENTIAL INFORMATION. LICENSEE shall inform (and shall require its SUBLICENSEES to inform) all of its employees, agents and contractors who are assigned to perform duties involving the use or exploitation of any CONFIDENTIAL INFORMATION of the confidentiality obligations created by this Agreement and shall assure their agreement to be bound by such confidentiality obligations prior to disclosing to such employees, agents and contractors any CONFIDENTIAL INFORMATION.

10.2	Notwithstanding any provision contained in this Agreement, LICENSEE shall not be required to maintain in confidence any of the following information:

(a)	Information which, at the time of disclosure to LICENSEE,IS m the public knowledge;

(b)	Information which, after disclosure to LICENSEE, becomes part of the public knowledge by publication or otherwise, except by breach of this Agreement;

(c)
Information which was lawfully in LICENSEE's possession (as reflected in its written records) at the time of disclosure by the disclosing party, and which was not acquired, directly or indirectly, from INVENTOR(S), CURF or the UNIVERSITY;

(d)	Information which the LICENSEE can demonstrate by written documents is the result of its own research and development independent of disclosures hereunder;

(e)
Information which the LICENSEE receives from third parties, provided such information was not obtained by such third parties from INVENTOR(S), CURF or the UNIVERSITY on a confidential basis and that LICENSEE has no notice of that such information is confidential; and

(f)
Information which LICENSEE is required to disclose by law or pursuant to the order of a court or other tribunal of competent jurisdiction, provided LICENSEE gives CURF written notice of such order prior to the disclosure thereof and gives CURF an opportunity to seek a protective order from such court or tribunal.

10.3
LICENSEE shall not use the names, trademarks, or service marks of CURF or the UNIVERSITY,nor any adaptation thereof, nor the names of any of their employees or anyINVENTOR(S), in any advertising, promotional or sales literature without prior written consent obtained from CURF except that LICENSEE may state that it is licensed by CURF under one or more of the patents and/or applications comprising the PATENT RIGHTS. Any use of the names of CURF, UNIVERSITY, their employees or any INVENTOR(S) shall be limited to statements of fact and shall not imply endorsement of LICENSEE's products or services.

License Agreement between the Clemson University Research Foundation and Organovo, Inc.

10.4
CURF shall not use the names, trademarks, or service marks of LICENSEE, nor any adaptation thereof, nor the names of any of its employees, in any advertising, promotional or sales literature without prior written consent obtained from LICENSEE. Any use of the names of LICENSEE or its employees shall be limited to statements of fact.

10.5	CURF shall maintain confidentially of information contained in reports received by the LICENSEE, which is clearly marked as confidential, to the extent permitted by state and federal law.

ARTICLE 11 -ASSIGNMENT

11.1
Neither this Agreement nor any obligation or right hereunder is assignable by LICENSEE except with written approval by CURF; provided however that LICENSEE, upon written notice to CURF, may assign this Agreement to a successor in ownership of all or substantially all of its business assets, provided such successor expressly agrees to assume LICENSEE'S obligations under this Agreement.

ARTICLE 12- DISPUTE RESOLUTION

12.1
All disputes arising out of or related to this Agreement or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the United States of America and of the State of South Carolina. The South Carolina State Courts of Pickens County, South Carolina (or, if there is exclusive federal jurisdiction, the United States District Court for South Carolina) shall have exclusive jurisdiction and venue over any dispute arising out of this Agreement, and LICENSEE consents to the jurisdiction of such courts, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

12.2	Notwithstanding the foregoing, nothing in this Article 12 shall be construed to waive rights or timely performance of any obligations existing under this Agreement.

License Agreement between the Clemson University Research Foundation and Organovo, Inc.

ARTICLE13- TERMINATION

13.1
Upon any termination of this Agreement, excluding termination due to expiration of patents pursuant to Section 2.5, all rights, privileges and license granted hereunder shall terminate and all rights to TECHNOLOGY and PATENT RIGHTS shall revert to CURF and/or UNIVERSITY.

13.2	If LICENSEE shall cease to carry on its business, this Agreement shall terminate upon notice by CURF.

13.3
Should LICENSEE fail to make any payment whatsoever due and payable to CURF hereunder, CURF shall have the right to terminate this Agreement by providing notice of intent to terminate to LICENSEE. The Agreement shall terminate forty-five (45) days from notice unless LICENSEE shall make all such payments to CURF within the forty five (45) day period or CURF shall provide LICENSEE with a written extension thereto. Upon the expiration of the forty-five (45) day period or granted extension, if LICENSEE shall not have made all such payments to CURF, this Agreement shall automatically terminate.

13.4
If LICENSEE shall at any time become insolvent or make a general assignment for the benefit of creditors or if a petition of bankruptcy or any reorganization shall be commenced by, against or in respect of LICENSEE and shall remain un-dismissed for more than ninety (90) days, this Agreement shall automatically terminate.

13.5
Upon any material breach or default of this Agreement by LICENSEE, other than those occurrences set out in Sections 13.2, 13.3, and 13.4 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Section 13.5,CURF shall have the right to terminate this Agreement effective on forty-five (45) days from receipt of notice to LICENSEE or CURF shall provide LICENSEE with a written extension thereto. Such termination shall be automatically effective unless LICENSEE shall have cured any such material breach or default prior to the expiration of the forty-five (45) day period.

13.6
LICENSEE shall have the right to terminate this Agreement at any time on six (6) months notice to CURF and upon payment of a termination fee equal to the amount of the next Annual Minimum Royalty and all amounts due CURF through the effective date of termination.

13.7
Upon termination of this Agreement for any reason, nothing herein shall be construed to release either PARTY from any obligation that matured prior to the effective date of such termination; and Articles 1, 8, 9, 10, 13.7, 13.8, and 15, excluding 15.1, shall survive any such termination. Notwithstanding the foregoing, the license rights granted to CURF and UNIVERSITY pursuant to section 15.1, shall survive termination if such improvements or modifications are being used as part of an active research project at time of termination. Such license rights will continue through the end of the project. LICENSEE and any SUBLICENSEES thereof, may, however, after the effective date of such termination, complete and sell all LICENSED PRODUCTS in the process of manufacture at the time of such termination, provided that LICENSEE shall make the payments to CURFas required by Article 4 of this Agreement and shall submit the reports required by Article5 hereof.

License Agreement between the Clemson University Research Foundation and Organovo, Inc.

13.8
Upon termination of this Agreement for any reason, any SUBLICENSEE not then in default shall have the right to seek a license from CURF. CURF agrees to negotiate such licenses in good faith under reasonable, and substantially similar terms and conditions.

ARTICLE 14- NOTICES, PAYMENTS AND OTHER COMMUNICATIONS

14.1
Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of receipt if sent to such PARTY by certified U.S. Postal Service Express Mail, or by using an express courier service (such as Fed Ex, DHL, etc.) addressed to it at the address below or as it shall designate by written notice given to the other PARTY:

In the case of CURF:

Clemson University Research Foundation
Attn: Director
AMRL, Clemson Research Park
91 Technology Drive
Anderson, South Carolina, 29625

In the case of LICENSEE: Organovo, Inc.

ATTN: Chief Executive Officer
5871 Oberlin Dr.  Suite 150
San Diego, CA 92121

14.2
Payments may be made by wire transfer rather than by certified mail. If payment is made by wire transfer, the wire transfer fee must be added to payment and written notice that payment was made by wire transfer must be made in accordance with Section 14.1. Wire transfers should be made to the following account:

Name on Account: Clemson University Research Foundation

Account Number: 0005126261642

Routing Number: 053201607

ARTICLE 15- MISCELLANEOUS  PROVISIONS

15.1
During the term of this Agreement, LICENSEE shall fully disclose to CURF all improvements and modifications to TECHNOLOGY and LICENSED PRODUCTS which are developed wholly or partly by LICENSEE or its SUBLICENSEES and their employees, contractors, agents and subsidiaries. The UNIVERSITY and CURF shall have a non-exclusive non -transferable royalty-free license to utilize such improvements and modifications for NON-COMMERCIAL RESEARCH PURPOSES. LICENSEE hereby acknowledges that the provisions of this paragraph shall not in any way inhibit or detract from the rights of ownership CURF or UNIVERSITY may enjoy in any improvements or modifications to the TECHNOLOGY and LICENSED PRODUCTS developed in whole or in part by INVENTOR(S) or other employees of CURF or the UNIVERSITY.

License Agreement between the Clemson University Research Foundation and Organovo, Inc.

15.2
Each PARTY expressly acknowledges that the relationship between the PARTIES to this Agreement is that of independent contractors, and not agents, employees or representatives of the other. This Agreement shall not be deemed to create a partnership, joint venture or principal-and-agent relationship between CURF and LICENSEE or UNIVERSITY and LICENSEE. Except as expressly permitted in this Agreement, neither PARTY shall have the authority to bind the other to any agreement or obligation whatsoever, nor shall either PARTY represent that it has any such right or authority to any third party.

15.3
This Agreement constitutes the entire and only agreement between the PARTIES as to the subject matter hereof and all other prior negotiations, representations, agreements and warranties are superseded in totality by this Agreement. No agreements altering or supplementing the terms hereof shall be made except by a written document signed by both PARTIES. To become effective, this Agreement must be signed by LICENSEE within twenty (20) calendar days of signature by CURF.

15.4	If any part of this Agreement is for any reason found to be invalid or unenforceable, all other parts nevertheless remain enforceable.

15.5
LICENSEE and its SUBLICENSEES shall mark all products covered by PATENT RIGHTS with patent numbers in accordance with the statutory requirements in the country(ies) of manufacture, use and sale, and pending the issue of any patents, LICENSEE and its SUBLICENSEES shall mark the products, "Patent Pending," or the foreign equivalent as appropriate.

15.6
The failure of either PARTY to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a subsequent and/or similar failure to perform any such term or condition by the other PARTY.

15.7
Upon the request of the other PARTY, each PARTY shall execute and deliver such additional documents and perform such other acts as the other PARTY may reasonably request and as may be necessary to affect the purposes and intent of this Agreement.

15.8
All titles and article headings contained in this Agreement are inserted only as a matter of convenience and reference and do not define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions.

License Agreement between the Clemson University Research Foundation and Organovo, Inc.

IN WITNESS WHEREOF, the PARTIES hereto have executed and delivered this Agreement in multiple originals by their duly authorized officers and representatives on the respective dates shown below.

CLEMSON UNIVERSITY RESEARCH FOUNDATION		Organovo, Inc.

By	/s/ Vincie C. Albritton	By	/s/ Keith Murphy
Name	Vincie C. Albritton	Name	Keith Murphy
Title	Interim Executive Director	Title	CEO
Date	5/2/2011	Date	5/2/2011

License Agreement between the Clemson University Research Foundation and Organovo, Inc.

APPENDIX A - PATENT RIGHTS

U.S. Utility Patent# 7,051,654 Entitled "Ink-Jet Printing of Viable Cells"

License Agreement between the Clemson University Research Foundation and Organovo, Inc.

APPENDIX B- LICENSEE INFORMATION FORM

Clemson University Research Foundation
Annual Licensee Questionnaire

Company/Licensee:

CURF Agreement ID:

Primary Contact Information

Name:

Title:

Address:

Telephone:	Fax:

Email:

Web site:

Accounting Contact Information

Name:

Address:

City:	State	Zip Code

Telephone:	Fax:

Email

Fiscal Year

Accounting Firm:

Name of Firm:

Address:

City:	State	Zip Code

Telephone:

Contact:

Who is responsible for the calculation of royalties due?

Does this individual have a copy of the current license agreement?

What procedures are performed in calculating royalties?

Is a second review performed?

Have there been any changes to management in the prior twelve (12) months?

License Agreement between the Clemson University Research Foundation and Organovo, Inc.

If applicable, please provide the following documentation:

•      Certificate of Insurance for the most recent period.

•     Most current product catalogue.

I certify that the information provided in this report is accurate and complete. I understand that negligent or willful failure to disclose any requested information may result in penalty or termination of the associated agreement.

Authorized Signature	Printed Name

Title	Date

License Agreement between the Clemson University Research Foundation and Organovo, Inc.

APPENDIX C- ROYALTY REPORT FORM

ROYALTY  REPORT FORM

Please also complete a separate form for each AFFILIATE and sublicensee for each product sold.

Submittedby:                                              (Company Name and Address)

Submit to: Clemson University Research Foundation P.O. Box 946 Clemson, South Carolina 29633-0946

Report Period:	Beginning date:	Ending date:

During the prior period:

Were any new licensed products added to your inventory?

Did the company have its first commercial sale?

If so, date of first commercial sale.

a. If not, please submit a progress towards commercialization update report.

2. Di d the company grant its first sublicense?

a. If so, date of first sublicense.

3. Total amount invoiced for licensed products /processes?

4. Total amount invoiced for licensed services?

Royalty Report for the period indicated above.

A. Annual minimum royalty amount due this license year	$

B. Less royalties previously paid this license year:

a.	January – March $

b.	April – June $

c.	July – September $

d.	October – December $

Annual minimum less payments	$

C.    Report Period:

Product Number (SKU)	Product, Process, or Service Description	Product Manufactured	Country	Units Sold or Leased	Sales Price per Unit	Gross Sales (US$)

Total gross sales	$

a.      Less Deductions

I.	Sales, Use, Occupation and Excise Tax	$

2.	Transportation	$

3.	Discounts	$

4.	Returns and Allowances	$

Total net sales	$

License Agreement between the Clemson University Research Foundation and Organovo, Inc.

Royalty rate	%

Royalty due this period	$

D.	The greater of remaining annual minimum /royalty amount due.	$

E.	Sublicensing Fees	$

F.	Total amount due to CURF (D+E)	$

(If there were no sales of licensed product, process or service for the period, please indicate by using zeros (0) in the form above.)

I certify that the information provided in this report is accurate and complete. I understand that negligent or willful failure to disclose any requested information may result in penalty or termination of the associated agreement.

Authorized Signature	Printed Name

Title	Date

License Agreement between the Clemson University Research Foundation and Organovo, Inc.

APPENDIX D - ORGANOVO INC, CONVERTIBLE EQUITY NOTE

License Agreement between the Clemson University Research Foundation and Organovo, Inc.

APPENDIX E- PATENT EXPENSES

Patent fees related to PATENT RIGHTS accrued prior to the EFFECTIVE DATE:

Vendor/Provider	TechiD	Patent Serial No	Expense Type	Vendor Invoice Date	Paid to Date by CURF	Balance Remaining
Dority & Manning	01-025		Patent Search	02/28/2001	1308.45	0.00
Dority & Manning	01-025		Patent Search	07/31/2001	120.25	0.00
Dority & Manning	01-025		Patent Search	03/31/2003	74.19	0.00
Dority & Manning	01-025	60/474,469	Provisional Patent Filings	04/30/2003	1295.63	0.00
Dority & Manning	01-025	60/474,469	Provisional Patent Filings	05/31/2003	7135.64	0.00
Dority & Manning	01-025	60/474,469	Provisional Patent Filings	08/31/2003	144.51	0.00
Dority & Manning	01-025	10/666,836	US Patent Legal Fees	08/31/2003	170.00	0.00
Dority & Manning	01-025	10/666,836	US Patent Legal Fees	09/30/2003	3581.60	0.00
Dority & Manning	01-025	10/666,836	US Patent Legal Fees	01/31/2004	208.36	0.00
Dority & Manning	01-025	10/666,836	US Patent Legal Fees	02/29/2004	1027.51	0.00
Dority & Manning	01-025	10/666,836	US Patent Lega l Fees	03/31/2004	2110.58	0.00
Dority & Manning	01-025	PCT/US2004/011276	Foreign Fees	04/30/2004	2659.10	0.00
Dority & Manning	01-025	10/666,836	US Patent Legal Fees	01/31/2005	1304.56	0.00
Dority & Manning	01-025	10/666,836	US Pa tent Lega l Fees	05/31/2005	1217.63	0.00
Dority & Manning	01-025	10/666,836	Miscellaneous Legal Fees	06/30/2008	720.00	0.00
Computer Packages Inc.	01-025	10/666,836	Maintenance/Annuity Fees	08/31/2009	715.00	0.00
					$ 23,793.01	-

Note: As stated in provision 6.2, these expenses are to be reimbursed by LICENSEE to CURF

•      $11,896.50 due on EFFECTIVE DATE

•      11,896.51 due on or before June 30'11 2011

Estimated* schedule of future maintenance fees due related to PATENT RIGHTS:

(*These fees and dates may be subject to change according to USPTO future policy changes)

7.5 years after issue:  maintenance payment due to USPTO5/30/14

•      Small entity $1,240.00

•      Large entity $2,480.00

11.5 years after issue: maintenance payment due to USPTO5/30/18

•      Small ent ity $2,055.00

•     Large entity $4,110.00

ORGANOVO, INC.

NOTE PURCHASE AGREEMENT

ORGANOVO, INC.

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (the "Agreement") is made as of the 2nd day of May, 2011 (the "Effective Date") by and among Organovo, Inc., a Delaware corporation (the "Company"), and the persons and entities named on the Schedule of Purchasers attached hereto (individually, a "Purchaser" and collectively, the "Purchasers").

RECITAL

To provide the Company with additional resources to conduct its business, the Purchasers are willing to loan to the Company up to an aggregate amount of three million dollars ($3,000,000), subject to the conditions specified herein.

AGREEMENT

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and each Purchaser, intending to be legally bound , hereby agree as follows:

1.	AMOUNT AN D TERMS OF THE LOAN

1.1      The Loan. Subject to the terms of this Agreement, each Purchaser agrees to lend the Company at the Closing (as hereinafter defined) the amount set forth opposite each such Purchaser 's name on the Schedule of Purchasers attached hereto (each, a "Loan Amount" and collectively the "Total Loan Amount" or "Loan") against the issuance and delivery by the Company of a convertible promissory note or notes for such amount, in substantially the form as attached hereto as Exhibit A (each, a "Note" and collectively, the "Notes"). Each Note shall be convertible into shares of Equity Securities as provided in such Note.

2.	THE CLOSING

2.1      Closing Date. The closing of the sale and purchase of the Notes (the "Closing") shall be held on the Effective Date, or at such other time as the Company and a majority in interest of the Purchasers shall agree (the "Closing Date").

2.2      Deliver y. At the Closing (i) each Purchaser shall deliver to the Company a check or wire transfer funds in the amount of such Purchaser's portion of the Loan Amount; and (ii) the Company shall issue and deliver to each Purchaser a Note in favor of such Purchaser payable in the principal amount of such Purchaser's Loan Amount.

2.3      Subsequent Sales of Notes. At any time on or before the 60th day following the Closing, the Company may sell additional Notes to such persons as may be approved by the Company (the "Additional Purchasers"). All such sales made at any additional closings (each an "Additional Closing"), shall be made on the terms and conditions set forth in this Agreement, and (i) the representations and warranties of the Company set forth in Section 3 hereof shall speak as of the Closing and the Company shall have no obligation to update any such disclosure, and (ii) the representations and warranties of the Additional Purchasers in Section 4 hereof shall speak as of such Additional Closing. The Schedule of Purchasers may be amended by the Company without the consent of the Purchasers to include any Additional Purchasers upon the execution by such Additional Purchasers of a counterpart signature page hereto. Any Notes sold pursuant to this Section 2.3 shall be deemed to be "Notes" for all purposes under this Agreement and any Additional Purchasers thereof shall be deemed to be "Purchasers" for all purposes under this Agreement.

3.	REPRESENTATIONS, WARRANTI ES, AND COV ENANTS OF TH E COMPANY

The Company hereby represents and warrants to each Purchaser as follows:

3.1      Organization, Good Standing and Qualification. The Company is a corporation duly organized , validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted . The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2      Corporate Power. The Company will have at the Closing Date all requiSite corporate power to execute and deliver this Agreement, to issue each Note (collectively, the "Loan Documents"), and to carry out and perform its obligations under the terms of this Agreement and under the terms of each Note. The Company's Board of Directors has approved the Loan Documents based upon a reasonable belief that the Loan is appropriate for the Company after reasonable inquiry concerning the Company 's financing objectives and financial situation.

3.3      Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company 's obligations hereunder, including the issuance and delivery of the Notes and the reservation of the equity securities issuable upon conversion of the Notes (the "Conversion Securities") has been taken or will be taken prior to the issuance of such Conversion Securities. This Agreement and the Notes, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and , with respect to rights to indemnity, subject to federal and state securities laws. The Conversion Securities, when issued in compliance with the provisions of this Agreement and the Notes, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

3.4      Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Notes and the Conversion Securities issuable upon conversion of the Notes, or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing.

3.5      Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.

3.6      Compliance with Other Instruments. The Company is not in violation or default of any term of its certificate of incorporation or bylaws or of any judgment, decree, order or writ, other than such violation(s) that would not have a material adverse effect on the Company. The execution, delivery and performance of this Agreement and the Notes, and the consummation of the transactions contemplated hereby or thereby will not result in any such violation· or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

3.7      Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, issue, and sale of the Notes and the Conversion Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

4.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

4.1      Purchase for Own Account. Each Purchaser represents that it is acquiring the Notes and the Conversion Securities (collectively, the "Securities") solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.2      Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, each Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.3      Ability to Bear Economic Risk. Each Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.4      Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a)      There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b)      The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel , reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144, except in unusual circumstances.

(c)      Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Purchaser to a partner (or retired partner) or member (or retired member) of such Purchaser in accordance with partnership or limited liability company interests, or transfers by gift, will , or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder.

4.5      Accredited Investor Status. Each Purchaser is an "accredited investor" as such term is defined in Rule 501 under the Act.

4.6      Further Assurances. Each Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

5.	FURTHER AGREEMENTS

5.1      Market Standoff Agreement. No Purchaser shall sell , dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities, including without limitation of the Securities) of the Company held by such Purchaser, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days, or such longer period as may be necessary to facilitate compliance with NASD Rule 2711 , NYSE Member Rule 472 or any similar or successor rule) following the effective date of a registration statement of the Company filed under the Act. Each Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to such Common Stock (or other securities) until the end of such period. The underwriters of the Company's stock are intended third patty beneficiaries of this Section 5.1 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

6.	MISCE LLANEOUS

6.1      Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied , is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2       Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California, without giving effect to conflicts of laws principles.

6.3      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original , but all of which together shall constitute one and the same instrument.

6.4      Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5      Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified , (b) when sent by confirmed telex, electronic mail, or facsimile if sent during normal business hours of the recipient, if not then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested , postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 5871 Oberlin Dr., Suite 150, San Diego, CA, 92121, and to Purchaser at the address(es) set forth on the Schedule of Purchasers attached here to or at such other address(es) as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

6.6      Modification: Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchasers purchasing a majority of the Total Loan Amount. Any provision of the Notes may be amended or waived by the written consent of the Company and the holders of a majority of the outstanding principal amount of the Notes.

6.7       Expenses. The Company and each Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein.

6.8      Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under this Agreement or any Note, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

6.9      Entire Agreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

IN WITNESS WHEREOF, the parties have executed this NOTE PURCHASE AGREEMENT as of the date first written above.

COMPANY:

By:	/s/Keith Murphy

ORGANOVO, INC.

By:	/s/Keith Murphy

PURCHASER:

By:	/s/Vincie C. Albritton
Vincie Albritton
Interim Executive Director

Clemson University Research Foundation
AMRL, Clemson Research Park
91 Technology Drive
Anderson, South Carolina, 29625

SCHEDULES AND EXHIBITS

Schedule of Purchasers

Exhibit A: Form of Convertible Security Note

SCHEDULE OF PURCHASERS

Name	Loan Amount

Clemson University Research Foundation	$[***]

Exhibit A

Form of Convertible Promissory Note